Exhibit 1.1

6,250,000 Shares

Physicians Formula Holdings, Inc.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

November [   ], 2006

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

As Representatives of the

      Several Underwriters

c/o  Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

Physicians Formula Holdings, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) propose to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 6,250,000 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), of which 3,125,000 shares will be sold by the Company and 3,125,000 shares will be sold by the Selling Stockholders.  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto.  The Company and the Selling Stockholders are sometimes referred to herein collectively as the “Sellers.”  Certain Selling Stockholders also propose to sell at the Underwriters’ option an aggregate of up to 937,500 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth on Schedule III hereto.

As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters,

and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

Deutsche Bank Securities Inc. (“DBSI”) has agreed to reserve Shares representing $50,000 (with allowance made for reasonable rounding) at the price at which shares are initially sold to the public, before underwriting commissions and discounts (the “Initial Offering Price”) to be sold to a director of the Company (the “Participant”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”).  The Shares to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.”  Any Directed Shares not orally confirmed for purchase by the Participant by 7:30 a.m. New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             Representations and Warranties of the Company and the Selling Stockholders.

(a)  The Company represents and warrants to each of the Underwriters as follows:

(i)  A registration statement on Form S-1 (File No. 333-136913) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”.

(ii)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual

Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [          ] [a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule V to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (other than liens permitted under the Company’s senior credit agreement dated as of [             ] among [              ] (the “Senior Credit Agreement”)); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv)  The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, or have expired, for or relating to the registration of any shares of Common Stock.

(v)  The information set forth in the “Actual” column under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct.  All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares conforms in all material respects to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(vi)  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto, as of its effective date, do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto, as of their respective dates and as of the Closing Date, do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(vii)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(viii)  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement or other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(ix)  (A)  At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(x)  The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except for any presentation of financial data within any electronic roadshow presented in connection with this offering that is not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) except for any presentation of financial data within any electronic roadshow presented in connection with this offering that is not in accordance with GAAP, comply in all material respects with Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xi)  Deloitte & Touche LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable

Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xii)  Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (A) any material weakness in its internal control over financial reporting or (B) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xiii)  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all reasonably necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply and is actively taking reasonable steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act with which it is not yet currently required to comply, and with the rules promulgated by the Commission and the Nasdaq Stock Market thereunder which will become applicable to the Company.

(xiv)  There is no action, suit, claim, proceeding or labor dispute pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, before any court or administrative agency or otherwise, which would either (A) reasonably be expected to result in a Material Adverse Effect or (B) prevent the consummation of the transactions contemplated hereby or have any adverse effect thereon, except as set forth in the General Disclosure Package and the Prospectus.

(xv)  The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the General Disclosure Package and the Prospectus or which are not material in amount.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)  The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due.  All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(xvii)  Since December 31, 2005 (the date of the latest audited financial statement included in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented), there has not been any material adverse change or any development or event involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition

(financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)  Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, would be, in violation of or in default under (A) its certificate of incorporation or by-laws or (B) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(xix)  The Company possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate state, federal and foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties and the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, including without limitation all such certificates, authorizations, filings, submissions and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received notification of any revocation or modification of any such license, authorization or permit, and has no reason to believe that any such license, certificate, authorization or permit will not be renewed and, to the best knowledge of the Company, no party granting any such license, authorization or permit is considering limiting, suspending or revoking the same in any material respect.

(xx)  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xxi)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(xxii)  Each of the Company and the Subsidiaries owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries has received notice of conflict with any Intellectual Property of any other person or entity, except where such infringement or conflict has not had, or would not reasonably be expected to have, a Material Adverse Effect.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not so described in all material respects.  Neither the Company nor any Subsidiary is a party to or bound by any option, license or agreement with respect to the Intellectual Property of any other person or entity that is required to be set forth in the Prospectus and is not described in all material respects.  None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, on any of its officers, directors or employees or otherwise in violation of the rights of any persons; neither the Company nor any Subsidiary has received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity, except where such violation, infringement or conflict has not had, or would not reasonably be expected to have, a Material Adverse Effect.  The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary, except where such infringement has not had, or would not reasonably be expected to have, a Material Adverse Effect.

(xxiii)  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.  The Company acknowledges that the Underwriters may engage in passive market-making transactions in the Shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.

(xxiv)  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and Prospectus, will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder.

(xxv)  The Company maintains a system of internal accounting controls for the Company and the Subsidiaries sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)  The Company will establish and maintain “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii)  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects and such data agree with the sources from which they are derived.

(xxviii)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxix)  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx)  The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their properties and as is customary for companies engaged in similar businesses.

(xxxi)  The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxii)  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(xxxiii)  Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any law, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants (“Hazardous Materials”) or relating to the protection or restoration of the environment or to human exposure to Hazardous Materials (collectively, “environmental laws”), has failed to obtain or to comply with any permit, license or other approval required under environmental laws, has liability under environmental laws with respect to any real property currently or formerly owned, leased or operated by, or any off-site location at which Hazardous Materials were released or disposed of by or on behalf of, the Company or any of the Subsidiaries or their predecessors, or is subject to any claim relating to any environmental laws, in each case which would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such claim or liability.

(xxxiv)  The Shares have been approved for listing subject to notice of issuance on the Nasdaq Global Select Market.

(xxxv)  There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the General Disclosure Package or the Prospectus that have not been so described.

(xxxvi)  Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any Federal, state or foreign office in violation of any law which violation is required to be disclosed in the General Disclosure Package or the Prospectus.

(xxxvii)  As of the date of the initial filing of the registration statement referred to in Section 1(a)(i), there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xxxviii)  None of the information on (or hyperlinked from) the Company’s website at www.physiciansformula.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.physiciansformula.com.

(xxxix)  Except as provided in the Senior Credit Agreement, Registration Statement, General Disclosure Package and Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xl)  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure that accurate books and records are maintained.

(xli)  There are no currently pending or, to the Company’s knowledge, threatened claims against the Company with the California Division of Labor Standards Enforcement, the United States Department of Labor, the National Labor Relations Board, the California Department of Fair Employment and Housing, the United States Equal Employment Opportunity Commission or any other state or federal regulatory agency pertaining to employees of the Company or individuals who are employed by third parties but are assigned to work at the facilities of the Company, except as would not have a Material Adverse Effect.  There are no currently pending or, to the Company’s knowledge, threatened claims against the Company for the failure by any party to withhold and properly pay all federal, state, local, unemployment, and other mandated taxes and costs.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)  Each of the Selling Stockholders severally and not jointly represents and warrants as follows:

(i)  Such Selling Stockholder now has, and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have, good and marketable title to the Firm Shares and the Option Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii)  Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and the Custodian Agreement referred to below and to perform its obligations under such Agreements.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.  Each of the Power of Attorney and the Custodian Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.  The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any material consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or state securities or Blue Sky laws) and will not result in a material breach of any of the terms and provisions of, or constitute a material default under, organizational documents of such Selling Stockholder, if not an individual, or any material indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(iii)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

(iv)  The sale of the Firm Shares and the Option Shares by such Selling Stockholder pursuant hereto is not prompted by any information specifically concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.  The information pertaining to such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.

(v)  No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(vi)  Except for an Investment of the Summit Selling Stockholders in Liquidnet, Inc., there are no affiliations or associations between any member of the NASD and such Selling Stockholder or any affiliate of such Selling Stockholder, except as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

Any certificate signed by any Selling Stockholder or any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase, Sale and Delivery of the Firm Shares.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $            per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.  The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.  The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

(b)  Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with the Company as custodian (when applicable, the “Custodian”) pursuant to the custodian agreement (the “Custodian Agreement”) executed by the Custodian and each Selling Stockholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Stockholders.  Each of the Selling Stockholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement.  If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred.  The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

(c)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)  The certificates for the Firm Shares to be delivered will be in definitive form in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

(d)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders listed on Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The maximum number of Option Shares to be sold by each Selling Stockholder is set forth opposite its respective name on Schedule III hereto.  The option granted hereby may be exercised at any time, from time to time (not to exceed two times), in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorney-in-Fact, as that term is defined in the Power of Attorney, and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by each of the Selling Stockholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite its name on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Attorney-in-Fact.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of “Physicians Formula Holdings,

Inc., as Custodian” against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

(e)  If on the Closing Date or Option Closing Date, as the case may be, any Selling Stockholder fails to sell the Firm Shares or Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II and Schedule III hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Firm Shares or the Option Shares which such Selling Stockholder has failed to so sell, or such lesser number as may be requested by the Representatives.

3.             Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.             Covenants of the Company and the Selling Stockholders.

(a)  The Company covenants and agrees with the several Underwriters that:

(i)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(ii)  The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed or retained by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to its first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule [V] hereto, (B)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C)

comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(iii)  The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request by the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(iv)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(v)  The Company will deliver to, from time to time or upon the order of, the Representatives, as many copies of any Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver to, from time to time or upon the order of, the Representatives, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(vi)  The Company will comply with the Act, the Rules and Regulations thereunder, the Exchange Act and the rules and regulations thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(vii)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(viii)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(ix)  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(x)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of  Common Stock  or derivative of Common Stock  (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the

Company otherwise than hereunder or with the prior written consent of the Representatives.  Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of such release, unless the Representatives waive, in writing, such extension.

(xi)  The Company will use reasonable efforts to list the Shares, subject to notice of issuance, for quotation on the Nasdaq Global Select Market.

(xii)  The Company has caused each officer, director and stockholder of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(xiii)  The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xiv)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xv)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common  Stock.

(xvi)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares.

(b)  Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

(i)  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(ii)  Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iii)  Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(iv)  During the Prospectus Delivery Period, such Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

5.             Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, any Blue Sky survey, any Listing Application of the Nasdaq National Market and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii)); and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; all costs incurred by the Company in connection with presentations by Company representatives to prospective purchasers of the Shares; one half of the cost of chartered airplane travel in connection with such presentations (with the Underwriters being responsible for one half of these costs) (with the exception of costs associated with the charter flight of November 8, 2006, for which the Company will be solely responsible); and all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.  To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder.  Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and the Selling Stockholders pro rata.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter or the failure, refusal or inability of

Claude Gros, Ingrid Jackel, Jeff Rogers or Joseph Jaeger to sell the Shares set forth opposite such individual’s name on Schedule II hereto is otherwise cured by the Company or another Selling Stockholder, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.  Nothing in this Section 5 amends or otherwise alters any existing agreement among the Company and the Selling Stockholders with respect to responsibilities for expenses in connection with the registration of the Shares.

6.             Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis LLP, counsel for the Company dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in the form of Exhibit B hereto.

(c)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Kirkland & Ellis LLP, counsel for the Selling Stockholders that are affiliated with Summit Partners (the “Summit Selling Stockholders”), and Ingrid Jackel, Jeff Rogers and Joseph Jaeger (the “Management Selling Stockholders”), dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in the form of Exhibit C hereto.

(d)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel for Cofilance S.A., dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form of Exhibit D hereto.

(e)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel for Claude Gros, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form of Exhibit E hereto.

(f) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(g)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations thereunder and under the rules and regulations of the PCAOB and stating that, in its opinion, the financial statements and schedules examined by it and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements, pro forma financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)  Such officer has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, to the knowledge of such officer, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  Such officer has carefully examined the Registration Statement and, to the knowledge of such officer, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  Such officer has carefully examined the Prospectus and, to the knowledge of such officer, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)  The Company has complied with all agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(viii)  Since December 31, 2005 (the date of the latest audited financial statement included in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(i)  On the date hereof, the Selling Stockholders shall have furnished for review by the Representatives executed copies of the Power of Attorney and Custodian Agreement.

(j)  The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k)  The Firm Shares and Option Shares, if any, have been approved for listing upon notice of issuance on the Nasdaq Global Select Market.

(l)  A letter in the form attached hereto as Exhibit A has been furnished to you by all officers, directors and stockholders of the company and is in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cravath, Swaine & Moore LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by email at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             Conditions of the Obligations of the Sellers.

The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             Indemnification.

(a)  The Company and each of its Subsidiaries listed on Schedule VI jointly and severally agree:

(1)  to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company and the Subsidiaries listed on Schedule VI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(2)  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each of the Selling Stockholders severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that each Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to a Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein; provided, further, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters for an amount in excess of the net proceeds from the Shares sold by such Selling Stockholder pursuant to this Agreement.  The information with respect to such Selling Stockholder in the Registration Statement, any Preliminary Prospectus and the Prospectus under the caption “Principal and Selling Stockholders” constitutes the only information furnished by or on behalf of such Selling Stockholder for the purposes of this Agreement.

(c)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a), (b), or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), or (c).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled  to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm and one local counsel for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), or (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless DBSI and its affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to the Participant in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of the Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.

(f)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiaries listed on Schedule VI and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company, the Subsidiaries listed on Schedule VI and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Subsidiaries listed on Schedule VI and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (f),  (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and  (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder from the Underwriters in the offering.  The Underwriters’ obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(h)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

9.             Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.           Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Physicians Formula Holdings, Inc., 1055 West 8th Street, Azusa, CA 91702, Attention: Joseph J. Jaeger, with a copy to Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, IL 60601, Attention: James S. Rowe; or if to the Selling Stockholders, to the Attorneys-In-Fact, with a copy to Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, IL 60601, Attention: James S. Rowe.

11.           Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development or event involving a prospective material adverse change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or material change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or material change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to proceed with the completion of the public offering or the sale and payment for the Shares; (iii) any suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange or material disruption of the clearance or settlement of trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by U.S. Federal or New York authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of any of the Company’s securities by the Nasdaq Global Select Market, the Commission, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Sections 6 and 9 of this Agreement.

12.           Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           Information Provided by Underwriters.

The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing

Prospectus or the Prospectus consists of [the information set forth in the fifteenth and seventeenth through twenty-fifth paragraphs under the caption “Underwriting” in the Prospectus.

14.           Miscellaneous.

(a)  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

(b)  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or any Selling Stockholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

(c)  The Company acknowledges and agrees that in connection with this offering or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section (c).

(d)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

PHYSICIANS FORMULA HOLDINGS, INC.

By

PHYSICIANS FORMULA, INC.

By

PHYSICIANS FORMULA COSMETICS

By

Selling Stockholders listed on Schedule II

By
Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC. CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By
Authorized Officer

By
Authorized Officer

S-1

By: Citigroup Global Markets Inc.

By
Authorized Officer

By
Authorized Officer

S-2

SCHEDULE I

Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

Bank of America Securities LLC

Cowen and Company, LLC

Piper Jaffray & Co.

Total	6,250,000

SCHEDULE II

Schedule of Selling Stockholders

Number of Firm Shares
Selling Stockholder	to be Sold

Summit Ventures V, L.P.	426,957
Summit V Companion Fund, L.P.	289,603
Summit V Advisors (QP) Fund, L.P.	41,062
Summit V Advisors Fund, L.P.	12,547
Summit Ventures VI-A, L.P.	1,042,115
Summit Ventures VI-B, L.P.	434,606
Summit VI Advisors Fund, L.P.	21,673
Summit VI Entrepreneurs Fund, L.P.	33,275
Summit Investors VI, L.P.	8,663
Summit Subordinated Debt Fund II, L.P.	96,587

Cofilance S.A.	541,595

Claude Gros	60,177

Andre Pieters	2,240

Ingrid Jackel	50,380

Jeff Rogers	51,520

Joseph Jaeger	12,000

Total	3,125,000

[SCHEDULE III]

[Schedule of Option Shares]

	Maximum Number	Percentage of
	of Option Shares	Total Number of
Name of Seller	to be Sold	Option Shares

Summit Ventures V, L.P.	116,551	12.4%
Summit V Companion Fund, L.P.	79,056	8.4%
Summit V Advisors (QP) Fund, L.P.	11,209	1.2%
Summit V Advisors Fund, L.P.	3,425	0.4%
Summit Ventures VI-A, L.P.	284,478	30.3%
Summit Ventures VI-B, L.P.	118,639	12.7%
Summit VI Advisors Fund, L.P.	5,916	0.6%
Summit VI Entrepreneurs Fund, L.P.	9,083	1.0%
Summit Investors VI, L.P.	2,365	0.3%
Summit Subordinated Debt Fund II, L.P.	26,366	2.8%

Cofilance S.A.	147,845	15.8%

Claude Gros	16,427	1.8%

Andre Pieters	2,240	0.2%

Ingrid Jackel	50,380	5.4%

Jeff Rogers	51,520	5.5%

Joseph Jaeger	12,000	1.3%

Total	937,500	100%

SCHEDULE IV

[Price to the public and the number of shares offered]

SCHEDULE V

1.             The electronic roadshow presentation appearing under the title Physicians Formula Holdings Inc. (IPO) at http://retailroadshow.com/roadshows.asp during the period from October 30, 2006 to November [  ], 2006, including the videotaped presentation and accompanying illustrative slides.

SCHEDULE VI

1.             Physicians Formula, Inc.

2.             Physicians Formula Cosmetics Inc.

Exhibit A

LOCK-UP AGREEMENT

November      , 2006

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

As Representatives of the

      Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Physicians Formula Holdings, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy; (ii) to immediate family members; (iii) to any trust for the direct or indirect benefit of the holder or his or her immediate family; (iv) distribution to partners, members or stockholders of the undersigned; or (v) solely in connection with the “cashless” exercise of Company stock options for the purpose of exercising stock options (provided that any Common Stock or other securities received upon such exercise shall also be subject to this agreement); provided, however, that in the case of a transfer pursuant to clause (a) above, no filing by the undersigned or any other party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934 shall be required, or shall voluntarily be made, in connection with such transfer or distribution (other than (x) a filing under Section 16(a) of the Securities Exchange Act of 1934 which reports solely one or more acquisitions of the Company’s securities, or (y) a filing on Form 5 made after the expiration of the extended Lock-Up Period described in the foregoing paragraph); and, in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.  Any sale of shares of Common Stock in the Public Offering pursuant to the Underwriting Agreement will not be subject to this Agreement.  In addition, the undersigned may adopt a trading plan in accordance with the guidelines of Rule 10b5-1 under the Exchange Act solely to the extent such plan does not provide for the sale of Common Stock during the Lock-Up Period, and the undersigned may transfer Common Stock or securities convertible into or exchangeable or exercisable for Common Stock pursuant to a sale of 100% of the outstanding Common Stock (including, without limitation, in connection with a tender offer for such Common Stock or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company (and may make offers or enter into contracts with respect to such a transfer), provided that unless the third party or group is acquiring 100% of the outstanding Common Stock of the Company in a single transaction or concurrent transactions, the third party or group of third parties agrees in writing to be bound by the restrictions set forth herein until such time as such third party or group of third parties has acquired 100% of the outstanding Common Stock of the Company.

The undersigned agrees that the Company may, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but

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not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to December 31, 2006, this agreement shall be of no further force or effect.  This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature:

Print Name:

Exhibit B

Form of Opinion of Kirkland & Ellis LLP
Concerning the Company

Exhibit C

Form of Opinion of Kirkland & Ellis LLP
Concerning the Summit Selling Stockholders

Exhibit D

Form of Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
Concerning Cofilance

Exhibit E

Form of Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
Concerning Claude Gros